UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2013

GENUFOOD ENERGY ENZYMES CORP.

(Exact name of registrant as specified in charter)

Nevada	333-171784	68-0681158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Allen Center 1200 Smith Street, Suite 1600 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 353-8834

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On June 7, 2013, the Board of Directors of Genufood Energy Enzymes Corp. (the “Company”) appointed Pei Wei Jiang as the Company’s Principal Accounting Officer, replacing Yi Lung Lin.

From July 2002 to March 2005, Ms. Jiang was employed as an Accounts Executive with Shanghai Long Xing Property Development Co Ltd, Shanghai, China.  From September 2005 to March, 2006, Ms. Jiang was employed as an Accounts Executive with the Chambers Property Management Services Pte Ltd, Singapore.  From March 2006 to May 2010 Ms. Jiang was employed as an Accounts Executive with Leisurequest Pte Ltd, Singapore.  From January 2011 to April 2012, Ms. Jiang was employed as an Accounts Executive with Trio-Tech International Pte Ltd, Singapore.  From August, 2012 to present, Ms. Jiang has been employed as the Finance and Accounting Manager for the AFS Group, Singapore.

Ms. Jiang will serve as our officer until her duly elected successor is appointed or she resigns.  There are no arrangements or understandings between Ms. Jiang and any other person pursuant to which she was selected as an officer.  There are no family relationship between Ms. Jiang and any of our officers or directors.  Ms. Jiang has not held any other directorships in a company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENUFOOD ENERGY ENZYMES CORP.

Date: June 12, 2013	By:	/s/ Yi Lung Lin
Yi Lung Lin, Director